File No. 333-38396

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DOMINION RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Virginia	54-1229715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Tredegar Street
Richmond, Virginia 23219
(804) 819-2000
(Address of registrant's principal executive offices, including zip code)

Patricia A. Wilkerson, Vice President and Corporate Secretary
Dominion Resources, Inc.
120 Tredegar Street,
Richmond, Virginia 23219
(804) 819-2000
(Name, address, including zip code, and telephone number, including area code, of agent of service

Dominion Resources, Inc.
Incentive Compensation Plan
(Full Title of the Plan)

DEREGISTRATION

In its Registration Statement on Form S-8 (File No. 333-38396), Dominion Resources, Inc. (Dominion) registered 19,000,000 shares of its common stock, without par value, for issuance to participants in the Dominion Resources, Inc. Incentive Compensation Plan (the Plan). The Plan is no longer offered and Dominion hereby deregisters 7,604,229 shares of common stock as to which no incentive awards are outstanding and which, consequently, will not be issued under the Plan; provided that the registration statement will remain effective for shares to be issued in accordance with the terms of outstanding incentive awards.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and in accordance with Rule 478 thereto, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 30th day of September 2005.

DOMINION RESOURCES, INC.

By:	/s/ Patricia A. Wilkerson Patricia A. Wilkerson Agent for Service